EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-256101) of Range Resources Corporation,
(2)
Registration Statements (Form S-8 Nos. 333-266336, 333-256098 and 333-251268) pertaining to the Amended and Restated 2019 Equity-Based Compensation Plan of Range Resources Corporation,
(3)
Registration Statement (Form S-8 No. 333-231834) pertaining to the 2019 Equity-Based Compensation Plan of Range Resources Corporation,
(4)
Registration Statements (Form S-8 Nos. 333-159951, 333-167199 and 333-175098) pertaining to the Range Resources Corporation Amended and Restated 2005 Equity-Based Compensation Plan of Range Resources Corporation, and
(5)
Registration Statements (Form S-8 Nos. 333-251267, 333-209830 and 333-233391) pertaining to the Amended and Restated Range Resources Corporation 2004 Deferred Compensation Plan for Directors and Select Employees of Range Resources Corporation

of our reports dated February 27, 2023, with respect to the consolidated financial statements of Range Resources Corporation and the effectiveness of internal control over financial reporting of Range Resources Corporation included in this Annual Report (Form 10-K) of Range Resources Corporation for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Fort Worth, Texas

February 27, 2023